                                                                    Exhibit 10.1

                           AMENDED LICENSE AGREEMENT
                           -------------------------

          THIS AGREEMENT ("Agreement") entered into as of the 20th day of December, 1999 ("Effective Date"), by and between:

Ludwig Institute for Cancer Research, a Swiss not-for profit corporation, having an office at 605 Third Avenue, New York, New York 10158 ("LICR"); and

Magainin Pharmaceuticals, Inc., a Delaware Corporation having an office at 5110 Campus Drive, Plymouth Meeting, PA 19462 ("MPI").

                                  WITNESSETH
                                  ----------

          WHEREAS, on December 20, 1996, LICR and MPI entered into a license agreement in relation to the cytokine IL-9 and its receptor (the "Initial License Agreement") and now desire to revise and amend said agreement in this "Amended License Agreement;"

          WHEREAS, LICR has granted licenses to Peprotech Inc., Pharmingen, Genzyme Corporation and R&D Systems to make, use, import, offer to sell and sell IL-9 and/or its receptors and/or antibodies to IL-9 and its receptor for research purposes only and to Innogenetics, N.V. for research and diagnostic purposes only (the "Prior Licenses");

          WHEREAS, LICR has acquired certain IL-9 patent rights from Genetics Institute, Inc. ("GI") and has granted GI an option to license IL-9 for therapeutic use (the "GI Option");

          WHEREAS, on December 20, 1996, LICR and MPI entered into a collaborative research agreement relating to the cytokine IL-9 and its receptor (the "First Research Agreement") and are concurrently herewith entering into a new research agreement (the "Second Research Agreement");

          NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and intending to be legally bound, LICR and MPI agree as follows:

_______________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             Part 1 - Definitions
                             --------------------

          1.1 "The Field" shall mean the diagnosis and treatment of atopic allergies including asthma, bronchial hyperresponsiveness, rhinitis, eczema, urticaria, conjunctivitis, the inflammatory bowel syndrome and HIV.

          1.2 "Affiliate" shall mean any corporation, company, partnership and/or firm which controls or is controlled by or is under common control with MPI. For the purposes of this definition, control shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

          1.3 "LICR Patent Rights" shall mean the patents and patent applications set forth in Amended Appendix A hereto, any division, continuation or continuation-in-part of such applications, any patent which shall issue based on any such application, division, continuation or continuation-in-part and any reissue or reexamination of any such patent, and any patent applications or patents corresponding to any such patent application or patent which has been or hereafter is filed or issued in any country.

          1.4 "Product" shall mean any drug or other product which incorporates or embodies IL-9 or the IL-9 receptor in any form including fragments thereof, and/or any drug or other product which invokes, blocks, interferes with, interacts with, binds to and/or prevents binding to IL-9 or the IL-9 receptor and/or antibodies to IL-9 and/or the IL-9 receptor, and/or where the making, using, importing, offering to sell or selling of such drug or other product in the absence of a right or license, would infringe LICR Patent Rights.

          1.5 "Net Sales" shall mean, with respect to any quantity of Product subject to royalty under this Agreement that is sold by MPI or any of its Affiliates or sublicensees to any third party, the gross invoice selling price for that quantity of Product, less: (a) discounts and allowances to customers,
(b) credits for returned goods, (c) prepaid freight, (d) sales taxes or other governmental charges paid in connection with the sale; and (e) commissions and other fees paid to distributors and

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

other sales agencies for or in connection with the sale of Product. In the event that a Product is sold in combination with another active ingredient or component having independent therapeutic effect or diagnostic utility, then "Net Sales," for purposes of determining royalty payments on the combination, shall be calculated using one of the following methods:

     (a) By multiplying the Net Sales of the combination by the fraction A/A+B, where A is the gross selling price, during the royalty paying period in question, of the Product sold separately, and B is the gross selling price, during the royalty period in question, of the other active ingredients or components sold separately; or

     (b) In the event that no such separate sales are made of the Product or any of the other active ingredients or components in such combination package during the royalty paying period in question, Net Sales, for the purposes of determining royalty payments, shall be calculated by dividing the Net Sales of the combination by the number of active ingredients or components (including Products) contained in the combination.

                           Part 2 - Confidentiality
                           ------------------------

       2.1 Subject to Part 6.1 of the Second Research Agreement, each party agrees that during the term of and any subsequent extension of this Agreement, and for a period of five (5) years thereafter, a party shall not use or disclose to any third party without the prior written consent of the other party any Confidential Information. For purposes of this Agreement, "Confidential Information" means any data or materials which are disclosed or furnished by one party to the other hereunder and designated in writing as confidential. Oral disclosures of Confidential Information must be confirmed in writing and designated confidential within ten (10) days of disclosure.

       2.2 A receiving party shall have no obligation to the disclosing party with respect to any portion of such Confidential Information which:

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

       (a) is or later becomes generally available to the public by use, publication or the like, through no fault of the receiving party;

       (b) is obtained from a third party who had the legal right to disclose the same to the receiving party; or

       (c) is already possessed by the receiving party, as evidenced by its written records, predating receipt thereof from the disclosing party; or

       (d) is required to be disclosed by the receiving party to file and prosecute patent applications, to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                           Part 3 - Clinical Trials
                           ------------------------

       3.1 (a) LICR will have the option to undertake the first clinical trials for therapeutic applications of Product in the field of human cancer upon terms, conditions (including MPI's financial support for such trials) and protocols to be mutually agreed by LICR and MPI. Product manufactured according to GMP for any such trial shall be furnished to LICR by MPI free of charge provided MPI has elected for other reasons to manufacture such Product. If MPI is not manufacturing a Product, MPI will assist LICR in having such Product manufactured by a third party.

             (b) MPI at its discretion may undertake clinical trials of Product in the Field.

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                       Part 4 - Patents and Patent Costs
                       ---------------------------------

       4.1 LICR at its expense shall be responsible for prosecuting and maintaining patent applications and patents included in LICR Patent Rights set forth in Amended Appendix A. From and after December 20, 1999, MPI will reimburse LICR for the [**] included in LICR Patent Rights. The cost of [**] such patents will be prorated in equal portions among licensees in the event LICR grants any new licenses for therapeutic use under LICR Patent Rights outside the Field.

       4.2 Set forth below is an accounting of all patent costs, broken down by [**], incurred by LICR in respect of LICR Patent Rights set forth in Amended Appendix A during the period commencing December 20, 1996 and ending December 19, 1999. Such patent costs reimbursed by MPI [**] which LICR will pay MPI within thirty (30) days after signing of this Amended License Agreement.

                                  [**]              [**]              Other          Total
                                  USD               USD                USD            USD
----------------------------------------------------------------------------------------------
Paid by Magainin                  [**]              [**]              [**]            [**]
(12/20/1996-12/20/1999)
----------------------------------------------------------------------------------------------
Invoiced, unpaid                  [**]              [**]              [**]            [**]
----------------------------------------------------------------------------------------------
Not yet invoiced                  [**]              [**]              [**]            [**]
----------------------------------------------------------------------------------------------
             Total                [**]              [**]              [**]            [**]
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Paid by Magainin                                    [**]
----------------------------------------------------------------------------------------------
Due to Magainin                                     [**]
----------------------------------------------------------------------------------------------

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                            Part 5 - License Grant
                            ----------------------

       5.1 Subject to the Prior Licenses and the GI Option, LICR hereby grants to MPI, and MPI hereby accepts, an exclusive license to make, have made, use, sell, offer to sell, and import Product in the Field throughout the world.

       5.2 (a) MPI shall have the right to grant sublicenses to Affiliates and others with respect to any rights conferred upon MPI under Part 5.1 hereof, provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions and termination provisions contained in this Agreement. MPI will promptly notify LICR upon the granting of any such sublicense including the identity of the sublicensee. Notwithstanding the foregoing, MPI shall not, without LICR's prior written approval, grant a sublicense hereunder to any entity whose primary business is in the manufacture and/or sale of tobacco, cigarettes, cigars, chewing tobacco or other similar tobacco containing products.

            (b) MPI shall be responsible to LICR for all obligations of its Affiliates and sublicensees hereunder in the same fashion and to the full extent that MPI is obligated to LICR hereunder, including, but not limited to, the payment of royalties due with respect to sales made by Affiliates and sublicensees, which sales shall be treated as though they were sales by MPI. Affiliates and sublicensees may pay royalties and provide royalty accountings to MPI but without prejudice to the ultimate responsibility of MPI to LICR hereunder. A breach by an Affiliate or sublicensee of MPI will be treated as a breach by MPI. If LICR is required to bring suit against an Affiliate or a sublicensee for breach of this Agreement, MPI will pay all costs incurred in connection therewith, including without limitation attorneys fees and disbursements provided any Affiliate or sublicensee is held liable for any such breach.

       5.3 Subject to the license granted to MPI under Part 5.1 hereof, the Prior Licenses and the GI Option, LICR agrees not to enter into any commercial arrangement outside the Field with any third party involving LICR Materials, LICR Technology or LICR Patent Rights without first giving MPI a first option to same. MPI shall have [**] days from the date of written notification by LICR to exercise such option in writing. If MPI exercises its option the parties will negotiate in good faith to conclude a license agreement. If the parties are unable to conclude a

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

license within [**] of MPI exercising said option, LICR shall be free to license outside the Field.

                              Part 6 - Royalties
                              ------------------

       6.1 For the licenses granted to MPI for Product under Part 5.1 hereof, and Parts 2.2 and 3.1 of the Second Research Agreement, MPI shall pay LICR as follows:

            (a) A running royalty of [**] based on the Net Sales by MPI, its sublicensees or Affiliates of all Product manufactured, imported, offered for sale, sold or used by MPI, its Affiliates or sublicensees.

            (b) Commencing on the termination of the Second Research Program and any extensions thereof as defined by Part 4.1 of the Second Research Agreement (the "Termination Date"), an annual license maintenance fee of [**], payable on the Termination Date and each successive anniversary of the Termination Date thereafter until MPI, an Affiliate or sublicensee commences selling a Product. Annual license maintenance fees paid by MPI hereunder may be credited by MPI against royalties earned hereunder in excess of the minimal annual royalty of
Part 6.1(c) hereof.

            (c) A minimum annual royalty of [**] payable on a deficiency basis ninety (90) days after each anniversary of the Effective Date after MPI, an Affiliate or sublicensee commences selling a Product in respect of royalties paid hereunder during the twelve (12) month period preceding each anniversary of the Effective Date. If royalties are paid hereunder for less than twelve (12) months prior to the anniversary of the Effective Date, the minimum royalty for such shortened period shall be pro rated.

            (d) [**] of all proceeds from sublicensing Product but excluding royalties and reimbursement to MPI for research and development costs in the Field.

       6.2 (a) Royalty payments required to be made by MPI to LICR shall be made in U.S. Dollars within sixty (60) days following the end of each calendar

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

quarter. Each such payment shall include the royalties which shall have accrued during the calendar quarter immediately preceding and shall be accompanied by a report certified by MPI's chief financial officer setting forth separately the Net Sales of all Product sold during said calendar quarter.

          (b) Royalties shall be payable only once with respect to the same unit of Product regardless of the number of claims of LICR Patent Rights pertaining to same. Royalties shall become payable at the time of any sale or transfer of Product by MPI, its Affiliates and sublicensees to the user thereof. If MPI sells Product in bulk form for repackaging and sale to the ultimate user, royalties will become payable upon such sale to the end user and not upon the sale of Product in bulk form.

          (c) The remittance of royalties payable on Net Sales outside the U.S. shall be made to LICR notwithstanding currency restrictions or regulations in any country where Product is sold and in U.S. Dollars at the official rate of exchange of the currency of the country from which the royalties are payable (as quoted by Citibank N.A. for the last business day of the calendar quarter in which the royalties are payable) less any withholding or transfer taxes which are applicable. MPI shall supply LICR with proof of payment of such taxes paid on LICR's behalf and shall cooperate with LICR in obtaining credit or refund of any such taxes.

          (d) MPI and its Affiliates and sublicensees shall keep and maintain records of sales of Product. Such records shall be open to inspection at any reasonable time during normal business hours not more often than once each calendar quarter within three (3) years after the royalty period to which such records relate by an independent Certified Public Accountant selected by LICR, to whom MPI or its Affiliates or sublicensees have no reasonable objection, who shall have the right to examine and make abstracts of the records kept pursuant to this Agreement and report findings of said examination of records to LICR insofar as it is necessary to evidence any mistake or impropriety on the part of MPI. Said public accountant shall treat as confidential and shall not disclose to LICR any information other than information which shall be given to LICR pursuant to any provision of this Agreement.

          (e) MPI's obligation to pay royalties shall continue on a country-by-country basis for so long as LICR shall own an issued patent in any

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

country under LICR Patent Rights or until [**] years from the first sale of Product by MPI, its Affiliates or sublicensees, whichever shall later occur.

                         Part 7 - Patent Infringement
                         ----------------------------

       7.1 In the event that LICR or MPI determines that a third party may be infringing a claim of a patent within LICR Patent Rights, it will so notify the other party in writing. MPI shall have the first right as its expense to institute and control all actions brought for infringement of any claim of any licensed patent within LICR Patent Rights provided such infringement is within the Field. Such actions may be brought, whenever in MPI's sole judgment such actions may be necessary, proper or justified. MPI will give LICR sixty (60) days prior written notice of its intent to commence such an action and identify the potential infringer and the basis of the action. From any monetary award in such action, MPI shall retain the balance, after MPI first recovers its reasonable expenses in prosecuting the suit, and second, after MPI pays to LICR a sum equal to the royalties LICR would have received had the infringing products been subject to the terms of this Agreement. If, within the period of one hundred and twenty days (120) following notification to MPI by LICR of a third party infringement of LICR Patent Rights within the Field, MPI is unable or unwilling to sue such alleged infringer and has not notified LICR in writing of its intent to promptly commence an action to terminate the alleged infringement, LICR shall have the right to commence such action at its own expense, in which case LICR shall retain any monetary award in such action. LICR shall have the sole right at its expense to institute and control all actions brought for infringement of any claim of any patent under LICR Patent Rights, where such infringement is outside the Field.

       7.2 In the event any party shall initiate or carry on legal proceedings to enforce any patent within LICR Patent Rights against an alleged infringer, the other party shall fully cooperate with, and supply all reasonable assistance requested by the party initiating or carrying on such proceedings. Neither party shall compromise or settle any claim or action regarding any patent under LICR Patent Rights in any manner that would affect the rights of the other party without the written consent of said other party, which consent shall not be unreasonably withheld.

       7.3 In the event that MPI, an Affiliate or a sublicensee is sued by a third party charging infringement of a patent resulting from the manufacture, use, or sale

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

by MPI, or an Affiliate or sublicensee of a Product covered by LICR Patent Rights, MPI shall promptly notify LICR. During the period in which any such suit is pending, MPI shall have the right to apply up to fifty percent (50%) of the royalties due LICR against MPI's litigation expenses of any such suit or against royalties paid by MPI to a third party in settlement of such litigation.

                              Part 8 - Diligence
                              ------------------

       8.1 MPI agrees to use reasonable efforts to effect introduction of Product in the Field into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment. To this end, within ninety (90) days after MPI identifies a Commercial Product Opportunity (as defined below) for a Product in the Field, MPI shall submit a proposal to LICR for developing and marketing the Product. Such plan would include development and marketing efforts no less strenuous than MPI uses for the development and marketing of its own products.

       8.2 "Commercial Product Opportunity" shall mean demonstration of the efficacy of a Product for a specific therapeutic application in the Field either by data collected from an FDA Phase 1 trial or by other evidence clearly establishing efficacy.

                    Part 9 - Indemnification and Insurance
                    --------------------------------------

       9.1 MPI agrees to defend, indemnify and hold LICR and its agents harmless from any claims, demands, suits or causes of action, including all judgments, damages, and costs (including reasonable attorneys' fees) resulting therefrom, arising out of the use, manufacture, sale, storage or advertising of any Product.

       9.2 At least sixty (60) days before MPI first begins using any Product in humans, including in human clinical trials, MPI shall obtain and maintain thereafter a comprehensive general liability insurance policy (to include advertisers liability and product liability) written by a reputable insurer or insurers and shall list LICR as an additional named insured thereunder and shall require thirty (30) days written notice to be given to LICR prior to any cancellation or material change thereof. The limits of such insurance for personal injury and property damage shall not be less than [**] for any Phase I clinical trial of any Product [**]

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

for any later phase clinical trial of any Product and [**] upon approval to sell Product anywhere. MPI shall provide LICR with certificates of insurance evidencing the same.

                     Part 10 - Term and Early Termination
                     ------------------------------------

       10.1 Unless sooner terminated as herein provided, this Agreement shall continue in full force and effect commencing with the Effective date of this Agreement and continuing until [**] years from the first sale of Product by MPI, its Affiliates or sublicensee or until the expiration of the last-to-expire patent in LICR Patent Rights, whichever shall later occur.

       10.2 Either party may terminate this Agreement and the license herein granted upon the breach of any of the terms herein contained by either party upon sixty (60) days written notice; provided that if during said sixty (60) days the party so notified cures the breach complained of then this Agreement shall continue in full force and effect.

       10.3 In the event this Agreement shall be terminated as provided in Part 10.2, MPI shall promptly make an accounting to LICR of the inventory of Product which it and its Affiliates and sublicensees have on hand as of the date of such termination. MPI, its Affiliates and sublicensees shall then have the right, for a period of [**] after said termination, to sell such inventory provided that the Net Sales thereof shall be subject to the royalty rates set forth above and so payable to LICR.

       10.4 In the event that further lawful performance of this Agreement or any part hereof by either party shall be rendered impossible by or as a consequence of any law, regulation, order, rule, direction, priority, seizure, allocation, requisition, or any other official action by any department, bureau, board, administration or other instrumentality or agency or any government or political subdivision thereof having jurisdiction over such party, such party shall not be considered in default hereunder by reason of any failure to perform occasioned thereby.

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                         Part 11 - General Provisions
                         ----------------------------

       11.1 Except as required by law, and, in the case of LICR, except as may be required in order to maintain its status as an exempt organization under Sec. 501(c)(3) of the U.S. Internal Revenue Code and regulations thereunder, neither LICR nor MPI shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement to any amendment thereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other party. MPI shall not use the name of the Ludwig Institute for Cancer Research (or any variant thereof) or any related organization in any advertising, packaging (except for customary technical references) or other promotional material in connection with the sale of Product pursuant to this Agreement.

       11.2  MPI acknowledges that it has certain duties and obligations under
Part 379 of the Export Administration Regulations of the U.S. Department of Commerce (as presently promulgated or hereafter modified or amended) concerning the export and reexport of technical data. MPI will be solely responsible for any breach of such Regulations by MPI, its Affiliates or sublicensees and will defend and hold LICR harmless in the event of a suit or action involving LICR occasioned by any such breach.

       11.3 Neither party shall unreasonably withhold its consent or agreement when such consent or agreement is required hereunder or is requested in good faith by the other party hereunder.

       11.4 This Agreement is unassignable by either party except with the prior written consent of the other and except that it may be assigned without consent to a corporate successor of MPI or LICR or to a person or corporation acquiring all or substantially all of the business and assets of the division or divisions of MPI involved in the development and sale of Product. Notwithstanding the foregoing LICR may assign its rights hereunder to a corporate affiliate, division or successor and MPI may assign its rights hereunder to an Affiliate which may be substituted directly for MPI hereunder.

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

       11.5 Notice hereunder shall be deemed sufficient if given by telefax and registered mail, postage prepaid, and addressed to the party to receive such notice at the address given herein, or such other address as may hereinafter be designated by notice in writing. All such notices shall be considered as given when telefaxed and mailed as aforesaid:

To LICR:          Ludwig Institute for Cancer Research
                  605 Third Avenue
                  New York, New York 10158

                  Facsimile No. (212) 450-1555

                  Attn: Lloyd J. Old, M.D.
                  Chief Executive Officer

with copies to:   Ludwig Institute for Cancer Research
                  605 Third Avenue
                  New York, New York 10158

                  Facsimile No. (212) 450-1555

                  Attn: Edward A. McDermott, Jr.
                  President
and
                  London Office
                  Ludwig Institute for Cancer Research
                  6th Floor Glen House
                  Stag Place
                  London SW1E 5AG, England

                  Facsimile No. 44171 8285427

                  Attn: Prof. A. Munro Neville
                  Associate Director

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

To MPI:           Magainin Pharmaceuticals, Inc.
                  5110 Campus Drive
                  Plymouth Meeting, PA 19462

                  Facsimile No. (610) 941-5399

                  Attn: Roy C. Levitt, M.D.
                  President and Chief Executive Officer

     11.6 None of the terms of this Agreement may be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought.

     11.7 Each party represents and warrants that it has to the best of its knowledge and will have the full right, power and authority to enter into this Agreement and to disclose and to deliver all of the information delivered to the other pursuant to this Agreement and to grant the licenses and rights granted therein.

     11.8 This Amended License Agreement replaces and supersedes the Initial License Agreement. This Amended License Agreement thus contains the entire understanding of the parties hereto with respect to the subject matter herein contained and will control in the event of any conflict with the Initial License Agreement.

     11.9 This Agreement shall be construed and enforced under the laws of New York.

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers or representatives on the respective dates indicated below.

THE LUDWIG INSTITUTE FOR CANCER RESEARCH


By   /s/ Lloyd J. Old, M.D.
  -------------------------
     Lloyd J. Old, M.D.
     Chief Executive Officer

By   /s/ Edward A. McDermott, Jr.
  -------------------------------
     Edward A. McDermott, Jr.
     President


  MAGAININ PHARMACEUTICALS, INC.


  By   /s/ Roy C. Levitt, M.D.
    --------------------------
       Roy C. Levitt, M.D.
       President and Chief Executive Officer

__________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.